Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned officers of LTC Properties, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2005 as filed with the Securities and Exchange Commission (the ”Report”) that to his or her knowledge:

(1)              The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)              The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ ANDRE C. DIMITRIADIS
Andre C. Dimitriadis
Chairman, President and Chief Executive Officer
August 3, 2005

/s/ WENDY L. SIMPSON
Wendy L. Simpson
Vice Chairman and Chief Financial Officer
August 3, 2005

NOTE:                  A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LTC Properties, Inc. and will be retained by LTC Properties, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.